UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2021

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland		1-11437	52-1893632
(State or other jurisdiction		(Commission file number)	(I.R.S. Employer
of incorporation)			Identification No.)

6801 Rockledge Drive
Bethesda,	Maryland		20817
(Address of principal executive offices)			(Zip Code)
(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LMT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
On August 24, 2021, Lockheed Martin Corporation (the “Corporation”) entered into a new Revolving Credit Agreement (the “Revolving Credit Agreement”), among the Corporation, as borrower, the lenders listed therein (the “Lenders”), JPMorgan Chase Bank, N.A., as syndication agent, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, as documentation agents, and Bank of America, N.A. (“BofA”), as administrative agent. The Revolving Credit Agreement consists of a $3.0 billion five-year unsecured revolving credit facility, with the option of the Corporation of increasing the commitments under the credit facility by an additional amount of up to $500 million (for an aggregate amount of up to $3.5 billion), subject to the agreement of one or more new or existing lenders to provide such additional amounts and certain other customary conditions. The Revolving Credit Agreement is available for any lawful corporate purposes of the Corporation, including supporting commercial paper borrowings.
The Revolving Credit Agreement replaces the Corporation’s Five-Year Credit Agreement dated as of August 24, 2018, as amended (the “Former Credit Agreement”), among the Corporation, the lenders listed therein, BofA, as administrative agent, and the other parties thereto, which had been scheduled to mature on August 24, 2024. The Former Credit Agreement, which had a total capacity of $2.5 billion and was undrawn, was terminated effective August 24, 2021.
The Revolving Credit Agreement matures on August 24, 2026, however, the Corporation may request that commitments be renewed for additional one-year periods under certain circumstances as set forth in the Revolving Credit Agreement.
Borrowings under the Revolving Credit Agreement are unsecured and bear interest at rates, based, at the Corporation’s option, on (x) the “Base Rate” of interest in effect, (y) the “Eurodollar Rate,” which is a periodic fixed rate based on LIBOR with a term equivalent to the interest period for such borrowing, plus the “Eurodollar Margin”, or (z) a rate determined by a competitive bid process with a margin over or under the Eurodollar Rate or at an absolute rate. The “Base Rate” of interest is the highest of (i) BofA’s prime rate, (ii) the Federal Funds Rate plus 0.50%, and (iii) the Eurodollar Rate for a one month interest period plus 1.00%. The “Eurodollar Margin” ranges from 0.69% to 1.125% per annum based upon the Corporation’s senior unsecured long-term debt securities credit ratings (the “Credit Ratings”). A facility fee accrues and is payable quarterly in arrears at a rate ranging from 0.06% to 0.125% per annum (based upon the Corporation’s Credit Ratings) on the aggregate commitments under the Revolving Credit Agreement. The Revolving Credit Agreement contains provisions specifying alternative interest rate calculations to be employed at such time as LIBOR ceases to be available as a benchmark for establishing the interest rate on borrowings based on LIBOR.
The Revolving Credit Agreement contains customary representations, warranties and covenants, including covenants restricting the Corporation’s and certain of its subsidiaries’ ability to encumber assets and the Corporation’s ability to merge or consolidate with another entity. Further, the Revolving Credit Agreement contains a covenant requiring that the Corporation not exceed a maximum leverage ratio of 65%, which is calculated as a ratio of Debt (as defined in the Revolving Credit Agreement) to the sum of Debt and Stockholders’ Equity (as defined in the Revolving Credit Agreement), each on a consolidated basis (the “Leverage Ratio Covenant”). The Leverage Ratio Covenant is calculated without giving effect to the impact on Stockholders’ Equity from (1) the re-measurement of the Corporation’s post-retirement benefit plans pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 715, Compensation-Retirement Benefits, and (2) the deferred tax write down and transition tax relating to the Tax Cuts and Jobs Act of 2017 recorded by the Corporation in the quarter ended December 31, 2017. The Leverage Ratio Covenant also excludes from the calculation of Debt up to (x) the greater of (A) $300 million and (B) 1.5% of Stockholders’ Equity of Debt of the Corporation’s consolidated subsidiaries, (y) the greater of (A) $600 million and (B) 3.0% of Stockholders’ Equity of Debt consisting of guarantees and (z) Debt incurred to finance any acquisition with total consideration greater than $100 million until such acquisition has been consummated. In addition, for purposes of calculating Stockholders’ Equity for the Leverage Ratio Covenant, the Corporation may exclude up to $750 million of non-cash impairments during the term of the Revolving Credit Agreement.
The Corporation may terminate, in whole or in part, the unused portion of the total commitments under the Revolving Credit Agreement at any time during the term of the Revolving Credit Agreement. Once terminated, a commitment may not be reinstated.

The obligation of the Corporation to pay amounts outstanding under the Revolving Credit Agreement may be accelerated upon the occurrence of an “Event of Default” as defined in the Revolving Credit Agreement. Such Events of Default include (1) the Corporation’s failure to pay when due the principal of, or within 5 days when due, the facility fee or the interest on borrowings under the credit facility, (2) the Corporation’s failure to comply with certain covenants contained in the Revolving Credit Agreement (after expiration of any applicable grace periods), (3) any representation or warranty of the Corporation in the Revolving Credit Agreement proving to be incorrect in any material respect when made, (4) the Corporation’s failure to pay, or the acceleration of, any Material Debt (as defined in the Revolving Credit Agreement), (5) the bankruptcy or insolvency of the Corporation or a Material Subsidiary (as defined in the Revolving Credit Agreement), (6) an unsatisfied judgment in excess of $300 million against the Corporation or a Restricted Subsidiary (as defined in the Revolving Credit Agreement), or (7) a change in control of the Corporation.
The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
No borrowings under the Revolving Credit Agreement were made at closing.
In the ordinary course of their respective businesses, one or more of the Lenders, or their affiliates, have or may have various relationships with the Corporation and the Corporation’s subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, trust or agency, foreign exchange, advisory or other financial services, for which they received, or will receive, customary fees and expenses.
Item 1.02 Termination of a Material Definitive Agreement.
In connection with and at the time that the Corporation entered into the Revolving Credit Agreement, on August 24, 2021, the Former Credit Agreement originally scheduled to mature on August 24, 2024, was terminated. There were no outstanding borrowings under the Former Credit Agreement at the time of termination, and no termination penalties were paid as a result of the termination.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Revolving Credit Agreement dated as of August 24, 2021, among Lockheed Martin Corporation, the lenders listed therein, and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation
(Registrant)

Date: August 24, 2021	By:	/s/ Kerri R. Morey
Kerri R. Morey
Vice President and Associate General Counsel